EXHIBIT 99.1

Unaudited Pro Forma Consolidated Financial Statements

(Introductory Note)

The unaudited pro forma consolidated balance sheet as of March 31, 2015, and the unaudited pro forma consolidated statements of operations for the fiscal year ended March 31, 2015, give effect to transactions by Content Checked Holdings, Inc. (formerly Vesta International, Corp.) (“Holdings”) and Content Checked, Inc., (“Content Checked”) occurring in connection with the Merger and include (a) the recapitalization of Holdings and spin-off of pre-Merger assets and liabilities, and conversion of Content Checked common into Holdings common stock, (b) the sale by Content Checked between August 2014 and April 2015 in a series of private placements to accredited investors an aggregate of $1,503,450 principal amount of its unsecured convertible promissory notes, (c) the sale by Content Checked on May 5, 2014 of a secured convertible promissory note in the amount of $250,000, and (d) the private placement of securities including conversion of such notes, all of which occurred on April 17, 2015, and are based on the historical financial statements of Content Checked, as if those transactions occurred on March 31, 2015 for purposes of the pro forma consolidated balance sheet, and on the first day of the respective periods for purposes of the pro forma consolidated statement of operations. These pro forma financial statements are also prepared using the Content Checked year-end of March 31.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and does not purport to represent what Content Checked actual results of operations or financial position would have been had the transactions actually been completed on or at the beginning of the indicated periods, and is not indicative of future results of operations or financial condition.

The historical financial information of Holdings for the fiscal year ended March 31, 2015 has been derived from the unaudited financial statements for such period. The unaudited pro forma consolidated financial information should be read in conjunction with Content Checked’s audited consolidated financial statements and notes thereto. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

Content Checked Holdings, Inc.

Unaudited Condensed Combined Pro Forma Balance Sheets

Year Ended March 31, 2015

	Content Checked Holdings	Content Checked, Inc.	Combined	Proforma Adjustments		Pro Forma Combined
Assets
Current Assets
Cash	$-	$1,246,197	$1,246,197	$166,700	(c)	$1,412,798
		3,000	3,000			3,000
Total Current Assets	-	1,249,197	1,249,197	166,700		1,415,897
Other Assets
Capitalized software, net	-	10,551	10,551	-		10,551
Total Assets	$-	$1,259,748	$1,259,748	$166,700		$1,426,448

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,140	$5,000	$7,140	$-		$7,140
Accrued liabilities	2,875	267,162	270,037	-		270,037
Secured note		250,000	250,000	(250,000)	(a)	-
Unsecured notes		1,403,450	1,403,450	(1,473,450)	(b)	(70,000)
Due to related party	-	597,242	597,242	-		597,242
Total Current Liabilities	5,015	2,522,854	2,527,869	(1,723,450)		804,419
Total Liabilities	5,015	2,522,854	2,527,869	(1,723,450)		804,419

Stockholders’ Equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized	-	-	-	-		-
Common stock, $0.001 par value, 250,000,000 shares authorized 30,573,200 shares issued and outstanding	30,573	-	30,573	333	(c)	34,622
			-	625	(a)
			-	3,341	(b)
			-	(24,400)	(d)
			-	24,000	(h)
			-	150	(i)
Common stock, no par value, 1,000,000 shares authorized 1,000,000 shares issued and outstanding		310,000	310,000	(310,000)	(c)	-
Additional paid in capital			-	24,400	(d)
	4,727	-	4,727	310,000	(e)	2,235,513
			-	(4,727)	(f)
			-	(35,588)	(g)
			-	166,367	(c)
			-	249,500	(a)
			-	1,470,109	(b)
			-	(24,000)	(h)
			-	74,850	(i)
Accumulated deficit	(40,315)	(1,573,106)	(1,613,421)	4,727	(f)	(1,648,106)
			-	35,588	(g)
			-	(75,000)	(i)
Total Combined Stockholders’ Equity	(5,015)	(1,263,106)	(1,268,121)	1,890,150		622,029
Total Liabilities and Stockholders’ Equity	$-	$1,259,748	$1,259,748	$166,700		$1,426,448

(a)	Reflects proceeds from the sale and conversion of the secured convertible bridge note totaling $250,000, and pro forma conversion into 625,000 common shares;
(b)

Reflects proceeds from the sale and conversion of unsecured convertible bridge notes totaling $1,403,450 at March 31, 2015, and $100,000 in April 2015, and their pro forma conversion to 3,118,778 common shares and 222,222 common shares, respectively;

(c)	Reflects proceeds from the pro forma sale of restricted common stock in the amount of $166,700, and issuance of 333,400 shares;
(d)

Reflects the pro forma recapitalization of Content Checked Holdings to adjust the par value to $0.001 per share for 30,173,202 shares of restricted Common Stock issued to Content Checked shareholders and to the 6,173,202 shares held by Holdings pre-Merger shareholders as if such recapitalization occurred at March 31, 2015. Also reflects the split-off of Holdings’ assets and liabilities, and the elimination of Holdings’ accumulated deficit for periods prior to the Merger into Content Checked for accounting purposes, and transferred to our pre merger majority stockholders, in exchange for the surrender by them and cancellation of 24,400,000 shares of our common stock.

(e)	Pro forma elimination of Content Checked Inc. existing common stock
(f)	Pro forma elimination of Content Checked Holding additional paid in capital against its accumulated deficit
(g)	Pro forma elimination of remaining Content Checked holding deficit against Content Checked Inc. accumulated paid in capital
(h)	Pro forma issuance of common shares in the merged company to Content Checked former shareholder (24,000,000 shares)
(i)	Pro forma issuance of 150,000 shares of Holdings’ common stock to its Interim CFO, Treasurer and Secretary, in connection with the Merger.

Content Checked Holdings, Inc.

Unaudited Condensed Combined Proforma Consolidated Statements of Operations

For the year ended March 31 2015

	Content Checked Holdings	Content Checked, Inc.	Combined	Proforma Adjustments		Pro Forma Combined
Operating expenses:
Selling, general and administrative	23,233	1,172,077	1,195,310	75,000	i	1,270,310
Total operating expenses	23,233	1,172,077	1,195,310	75,000		1,270,310
Loss from operations	(23,233)	(1,172,077)	(1,195,310)	(75,000)		(1,270,310)
			-
Net loss	(23,233)	(1,172,077)	(1,195,310)	(75,000)		(1,270,310)

Net income (Loss) per common share — basic and diluted	$(0.00)	$(1.17)				$(0.04)

Weighted average common shares – basic and diluted	30,573,200	1,000,000				34,622,602

Content Checked Holdings, Inc.

(f.k.a. Vesta International, Corp.) and

Content Checked, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Note 1 - INTRODUCTION

The Merger, Offering and Other Related Transactions

On April 17, 2015, Content Checked entered into and executed several contemporaneous and related transactions (together, the “Transaction”), as described below.

Merger

On April 17, 2015 (the “Closing Date”), Content Checked Holdings, Inc. (formerly known as Vesta International, Corp.) (the “Company,” “Holdings,” “we,” “us” or “our”), Content Checked Acquisition Corp., a corporation formed in the State of Wyoming and a wholly owned subsidiary of the Company (“Acquisition Sub”), and Content Checked, Inc. (“Content Checked”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which closed on the same date. Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Content Checked, which was the surviving corporation and thus became our wholly-owned subsidiary.

Pursuant to the Merger, we acquired the business of Content Checked to develop, market and sell a smartphone application designed for use by those who suffer from food allergies and intolerances.

At the closing of the Merger, each of the 1,000,000 shares of Content Checked’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into 24 shares of our common stock, $0.001 par value per share (the “Common Stock”). As a result, an aggregate of 24,000,000 shares of our Common Stock were issued to the holders of Content Checked’s stock.

Upon the closing of the Merger, under the terms of a split-off agreement and a general release agreement, Holdings transferred all of its pre-Merger operating assets and liabilities to a newly formed wholly-owned special-purpose subsidiary (“Split-Off Subsidiary”), and transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to the pre-Merger majority stockholders of Holdings and the former officer and director of Holdings (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of all shares of Holdings’ common stock held by such stockholder (which will be cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.

Holdings’ Articles of Incorporation were amended prior to the Merger to authorize the issuance of 250,000,000 shares of our Common Stock and 10,000,000 shares of our “blank check” preferred stock.

The Merger was treated as a recapitalization of the Company for financial accounting purposes. Content Checked will be considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Content Checked before the Merger in all future filings with the SEC.

The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Content Checked, as the accounting acquirer, will record the Merger as the acquisition of Content Checked Holdings, Inc., accompanied by a recapitalization, as the sellers of Content Checked effectively control the combined companies immediately following the transaction. As such, Content Checked is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition. Accordingly, the assets and liabilities and the historical operations that will be reflected in Holdings’ ongoing financial statements will be those of and will be recorded at the historical cost basis of Content Checked. Content Checked historical capital accounts and retained earnings will be retroactively adjusted to reflect the split-off of assets and liabilities, and the equivalent number of shares issued by it in the Transaction while Content Checked historical accumulated deficit will be carried forward.

In accordance with “reverse merger” accounting treatment, Holdings’ historical financial statements as of period end, and for periods ended, prior to the Merger will be replaced with the historical financial statements of Content Checked prior to the Merger in all future filings with the SEC. This accounting is identical to that resulting from a reverse merger, except that no goodwill or other intangible assets are recorded. Merger costs (consisting of legal, accounting and other professional fees) have been reflected as a reduction of PPO proceeds in the pro forma financial statements. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Private Placement Offering

Concurrently with the closing of the Merger the Company held a closing of its PPO in which it sold $166,700 of shares of common stock at a purchase price of $0.50 per share, which resulted in the issuance of 333,400 shares of our restricted common stock.

150,000 shares of Holdings’ Common Stock will also be issued to Mr. Wells, our Interim CFO, Treasurer and Secretary, in connection with the Merger.

The Bridge Note Financings

Between August 2014 and April 2015, Content Checked offered and sold in a series of private placement to accredited investors an aggregate of $1,503,450 principal amount of its unsecured convertible promissory notes (the “Unsecured Bridge Notes”). The Unsecured Bridge Notes bore interest at 5% per annum and were payable between March 31, 2015 and April 30, 2015 (as applicable), subject to conversion as described below. Interest on the Unsecured Bridge Notes would have been payable at maturity; however, upon conversion of the Unsecured Bridge Notes as described below, accrued interest was forgiven.

Additionally, on May 5, 2014, Content Checked offered and sold in a private placement to an accredited investor $250,000 principal amount of its secured convertible promissory note (the “Secured Bridge Note”). The Secured Bridge Note bore interest at 5% per annum and was payable on March 31, 2015, subject to conversion as described below. Interest on the Secured Bridge Notes would have been payable at maturity; however, upon conversion of the Secured Bridge Notes as described below, accrued interest was forgiven. The Secured Bridge Note was secured by a priority security interest on all of the assets of Content Checked. This security interest terminated upon conversion of the Secured Bridge Note.

Upon the closing of the Merger and the PPO, the outstanding principal amount of the Unsecured Bridge Notes and Secured Bridge Note was automatically converted into shares of our common stock at a conversion price of $0.45 and $0.40 per share, respectively.

Note 2 - PRO FORMA PRESENTATION

General

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2015, and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended March 31, 2015 give effect to:

1)	the issuance of the convertible Unsecured Bridge Note between August 2014 and April 2015;
2)	the issuance of the convertible Secured Bridge Note on May 4, 2014;
3)	the Merger with Content Checked Holdings in exchange for stock of Content Checked;
4)	the closing of our PPO in which we sold $166,700 of shares of our Common Stock at a purchase price of $0.50 per share, which resulted in the issuance of 333,400 shares of our restricted Common Stock; and
5)	the effect of application of the par value of common shares.

as if those transactions occurred on March 31, 2015 for purposes of the pro forma condensed consolidated balance sheet, and on the first day of the respective period for purposes of the pro forma consolidated statement of operations.

Pro forma Adjustments

Adjustments to the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

Balance Sheet

(a)	Reflects proceeds from the sale and conversion of the secured convertible bridge notes totaling $250,000;

(b)	Reflects proceeds from the sale and conversion of unsecured convertible bridge notes totaling $1,503,450 in connection with the closing of the Transaction, and $1,403,450 at March 31, 2015;

(c)	Reflects proceeds from the sale of shares of our Common Stock in the PPO in the amount of $166,700, and issuance of 333,400 shares related thereto;

(d)

Reflects the recapitalization of Content Checked Holdings to adjust the par value to $0.001 per share for 30,173,202 shares of our restricted Common Stock issued to Content Checked shareholders and to the 6,173,202 shares held by Holdings pre-Merger shareholders as if such recapitalization occurred at March 31, 2015. Also reflects the split-off of Holdings’ assets and liabilities, and the elimination of Holdings’ accumulated deficit for periods prior to the Merger into Content Checked for accounting purposes, and transferred to our pre merger majority stockholders, in exchange for the surrender by them and cancellation of 24,400,000 shares of our common stock.

Statement of Operations

(e)	Eliminates Holdings expenses as if the Split-Off occurred at the beginning of the periods presented;

(h)	Eliminates interest expense on the Secured Bridge Note and Unsecured Bridge Notes since issuance and conversion were directly related to the Merger and PPO; and

(i)	The pro forma weighted average shares outstanding gives effect to the exchange of pre-Merger shares and the newly issued shares in the Merger as if the exchange and issuance occurred at the beginning of the periods presented.

CONTENT CHECKED INC.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Content Checked, Inc.

We have audited the accompanying balance sheet of Content Checked, Inc. (the “Company”) as of March 31, 2015 and 2014, and the related statements of operations, stockholders’ deficit, and cash flows for each of the periods then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and 2014, and the results of its operations and its cash flows for the periods the ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficiency and has no established revenue stream. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ RBSM LLP

New York, New York

May 21, 2015

F-2

CONTENT CHECKED, INC.

BALANCE SHEETS

	March 31, 2015	March 31, 2014
Assets
Current Assets
Cash and cash equivalents	$1,246,197	$126,878
Prepaid expenses	3,000	-
Total Current Assets	1,249,197	126,878
Capitalized software, net	10,551	13,551
Total Assets	$1,259,748	$140,430

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$5,000	$3,204
Accrued liabilities - related party	267,162	82,276
Secured note	250,000	-
Unsecured notes	1,403,450	-
Due to related party	597,242	145,979
Total Liabilities	2,522,854	231,459

Stockholders’ Equity:
Common stock, no par value; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding	310,000	310,000
Accumulated deficit	(1,573,106)	(401,029)
Total stockholders’ deficit	(1,263,106)	(91,029)
Total Liabilities and Stockholders’ Deficit	$1,259,748	$140,430

See accompanying notes to financial statements

F-3

CONTENT CHECKED, INC.

STATEMENT OF OPERATIONS

		For the period from
	For the fiscal year ended	July 19, 2013 (Inception) to
	March 31, 2015	March 31, 2014
Operating expenses
General and administrative	$1,172,077	$401,029
Total operating expenses	1,172,077	401,029

Net Loss before provision for income taxes	$1,172,077	$401,029
Income tax expense	-	-
Net Loss	$1,172,077	$401,029

Net loss per common share
Basic and diluted	$(1.17)	$(0.40)
Weighted average number of common share outstanding
Basic and diluted	1,000,000	1,000,000

See accompanying notes to financial statements

F-4

CONTENT CHECKED, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the period from July 19, 2013 (Inception) to March 31, 2015

	Common stock		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	deficit
Balance as of July 19, 2013 (Inception)	-	$-	$-	$-
Common stock issued to Founders	962,000	-	-	-
Issuance of Common Stock in cash	38,000	310,000	-	310,000
Net loss	-	-	(401,029)	(401,029)
Balance as of March 31, 2014	1,000,000	$310,000	$(401,029)	$(91,029)

Net loss	-	-	(1,172,077)	(1,172,077)
Balance as of March 31, 2015	1,000,000	$310,000	$(1,573,106)	$(1,263,106)

See accompanying notes to financial statements

F-5

CONTENT CHECKED, INC.

STATEMENT OF CASH FLOWS

		For the period from
	For the fiscal year ended	July 19, 2013 (Inception) to
	March 31, 2015	March 31, 2014
Cash Flows from Operating Activities
Net loss	$(1,172,077)	$(401,029)
Amortization	3,000	1,449
Debt issuance cost	35,000	-
Changes in operating assets and liabilities:
Prepaid expenses	(3,000)	-
Accounts payable	1,796	3,204
Accrued expenses	267,162	-
Due to related party	368,987	228,255
Net cash used in operating activities	(499,131)	(168,122)

Cash Flows from Investing Activities
Payment for Software	-	(15,000)
Net cash used in Investing activities	-	(15,000)

Cash Flows from Financing Activities
Proceeds from the sale of common stock	-	310,000
Proceeds from convertible secured note	250,000	-
Proceeds from convertible unsecured notes, net of debt issuance cost	1,368,450	-
Net cash provided by financing activities	1,618,450	310,000
Net increase in cash and cash equivalents	1,119,319	126,878

Cash and Cash Equivalents, beginning of period	126,878	-

Cash and Cash Equivalents, end of period	$1,246,197	$126,878

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$-	$-

Cash paid during the period for income taxes	$-	$-

See accompanying notes to financial statements

F-6

CONTENT CHECKED, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of the Business

Content Checked, Inc. (“Content Checked” or the “Company”) was incorporated under the laws of the State of Wyoming on July 19, 2013 (Inception) and its fiscal year end is March 31.

The Company has developed and introduced to the market a smartphone application designed for use by those who suffer from food allergies and intolerances. The application allows its user to scan a product’s bar code and determine if it is safe for consumption. The Content Checked application also has a comprehensive menu and recipe database, which offer directions and ideas on how to prepare food for individuals with allergies. The Company has a unique proprietary database of allergens and food ingredients that directly correlates with allergies and intolerances. Content Checked has acquired certain data from independent various sources and integrated it into unique database. The current database includes more than 400,000 products in United States and is constantly expanding.

Content Checked allows food manufacturers to showcase their products to the application user for a fixed fee. Content Checked is utilizing a platform to communicate allergies and intolerances on a variety of alternatives that are better suited to the customer.

The design of the database and the application, as well as certain aspects of the database content, were acquired from a related party in return for founder’s shares. Because the transaction was with a related party there is no value assigned to the transaction.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Capitalization of Fixed Assets

The Company capitalizes expenditures related to property and equipment, subject to a minimum rule, that have a useful life greater than one year for: (1) assets purchased; (2) existing assets that are replaced, improved or the useful lives have been extended; or (3) all land, regardless of cost. Acquisitions of new assets, additions, replacements and improvements (other than land) costing less than the minimum rule in addition to maintenance and repair costs, including any planned major maintenance activities, are expensed as incurred.

Development Stage Company

In June 2014, the Financial Accounting Standards Board issued Accounting Standards update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including on Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The Company has chosen to early adopt this standard. Consequently, these financial statements do not include certain information previously required.

F-7

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration, if events or circumstances indicate that their carrying amount might not be recoverable.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax asset through its net operating loss carry-forward. However, a valuation allowance of 100% has been established due to the uncertainty of the Company’s realization of the net operating loss carry forward prior to its expiration.

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods, disclosure and transitions.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements. The tax period that is subject to examination by major tax jurisdictions is from July 19, 2013 (inception) through March 31, 2015. The Company has not yet filed tax returns for the year ended March 31, 2015.

In the event the Company was to receive an assessment for interest and/or penalties, it will be classified in the financial statements as general and administrative expense when assessed.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a cumulative net loss from inception (July 19, 2013) to March 31, 2015 of $1,573,106. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it establishes a revenue stream and becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease development of operations.

In order to continue as a going concern and to develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowing and sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Consulting Agreement

On July 19, 2013, the Company entered into a consulting agreement with Kris Finstad to serve as the Company’s CEO and related services. The month-to-month agreement may be terminated at any time prior by either of the parties. The agreement calls for monthly payments of $30,000. For the period ended March 31, 2015 and 2014 had an accrued and unpaid balance due to Mr. Finstad of $267,162 and $82,276, respectively. As of date, the services called for under the agreement had not yet been completed and the agreement was still in place.

F-8

Note 4 – Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company incurred a net operating loss for income tax purposes of $1,573,106 for the period from July 19, 2013 (inception) through March 31, 2015. This amount is available for carry forward for use in offsetting taxable income of future years through 2032. The net operating loss carry forward resulted in a deferred tax asset of $1,573,106 and $401,029 at March 31, 2015 and 2014, which is reduced to zero by an offsetting valuation allowance. As a result, there is no provision for income taxes.

Availability and utilization of the net operating loss carry forward may be limited due to changes in control.

Note 5 – Fixed Assets and Intangible Assets

Fixed assets and intangible assets consisted of the following:

	March 31, 2015	March 31, 2014
Capitalized Software	$15,000	$15,000
Less accumulated amortization	(4,449)	(1,449)
Capitalized Software, net	$10,551	$13,551

For the period ended March 31, 2015 and 214, the Company incurred amortization expenses of $3,000 and $1,449, respectively related to this software asset.

Note 6 – Due to Related Party

As of March 31, 2015 and 2014, the Company owed to Mr. Finstad $597,242 and $145,979, respectively for amounts paid by him on behalf of the Company. The amount does not include interest and has no set repayment terms, however the Company anticipates paying this amount to Mr. Finstad. These amounts are in addition to those that are due and payable to Mr. Finstad described in Note 3 – Consulting Agreement.

Note 7 – Convertible Notes

During the year ended March 2015 and subsequently in April 2015, the Company offered and sold in a series of private placement to accredited investors an aggregate of $1,403,450 and $100,000 principal amount of its unsecured convertible promissory notes (the “Unsecured Bridge Notes”). The Unsecured Bridge Notes bore interest at 5% per annum and were payable between March 31, 2015 and April 30, 2015 (as applicable), subject to conversion as described below in Note 9 – Subsequent Events. Interest on the Unsecured Bridge Notes would have been payable at maturity; however, upon conversion of the Unsecured Bridge Notes as described below, accrued interest was forgiven.

On May 5, 2014, the Company offered and sold in a private placement to an accredited investor $250,000 principal amount of its secured convertible promissory note (the “Secured Bridge Note”). The Secured Bridge Note bore interest at 5% per annum and was payable on March 31, 2015 (as amended), subject to conversion as described below. Interest on the Secured Bridge Notes would have been payable at maturity; however, upon conversion of the Secured Bridge Notes as described below in Note 9 – Subsequent Events, accrued interest was forgiven. The Secured Bridge Note was secured by a priority security interest on all of the assets of the Company. This security interest terminated upon conversion of the Secured Bridge Note.

Note 8 – Capital Stock

The total number of shares of all classes of capital stock, which the Company is authorized to issue, is 1,000,000 shares, consisting of 1,000,000 shares of common stock, no par value. During the period from July 19, 2013 (inception) to March 31, 2014, the Company issued 962,000 shares of common stock to its founders. During that period, the Company also sold 38,000 shares to investors for proceeds of $310,000. During the year ended March 31, 2015 no new shares were issued.

As of March 31, 2015 there are 1,000,000 shares of common stock issued and outstanding.

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Note 9 – Subsequent Events

Conversion of the Financings

Subsequent to the fiscal year ended March 31, 2015, between August 2014 and April 2015, Content Checked offered and sold in a series of private placement to accredited investors an aggregate of $1,503,450 principal amount of its unsecured convertible promissory notes (the “Unsecured Bridge Notes”). The Unsecured Bridge Notes bore interest at 5% per annum and were payable between March 31, 2015 and April 30, 2015 (as applicable), subject to conversion as described below. Interest on the Unsecured Bridge Notes would have been payable at maturity; however, upon conversion of the Unsecured Bridge Notes as described below, accrued interest was forgiven.

Additionally, on May 5, 2014, Content Checked offered and sold in a private placement to an accredited investor $250,000 principal amount of its secured convertible promissory note (the “Secured Bridge Note”). The Secured Bridge Note bore interest at 5% per annum and was payable on March 31, 2015, subject to conversion as described below. Interest on the Secured Bridge Notes would have been payable at maturity; however, upon conversion of the Secured Bridge Notes as described below, accrued interest was forgiven. The Secured Bridge Note was secured by a priority security interest on all of the assets of Content Checked. This security interest terminated upon conversion of the Secured Bridge Note.

Upon the closing of the Merger and the PPO, the outstanding principal amount of the Unsecured Bridge Notes and Secured Bridge Note was automatically converted into shares of our common stock (as described below under “The Private Placement Offering”) at a conversion price of $0.45 and $0.40 per share, respectively.

The Private Placement Offering

Subsequent to the fiscal year ended March 31, 2015, and concurrent with the closing of the Merger the Company held a closing of its PPO in which it sold $166,700 of shares of common stock at a purchase price of $0.50 per share, which resulted in the issuance of 333,400 shares of our restricted common stock.

Purchasers of the restricted shares of our common stock have weighted average anti-dilution protection with respect to the shares of our common stock purchased by them in the PPO if within 24 months after the final closing of the PPO the Company shall issue additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions) for consideration per share less than $0.50. The aggregate gross proceeds of the PPO were $1,920,150 (including the aggregate principal amount of Unsecured Bridge Notes and Secured Bridge Notes converted and before deducting expenses of the offering, estimated at approximately $125,000).

The PPO was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Regulation D and/or Regulation S promulgated by the SEC thereunder. The PPO was sold to “accredited investors,” as defined in Regulation D, and/or foreign investors in compliance with Regulation S.

The closing of the PPO and the closing of the Merger were conditioned upon each other.

In connection with the PPO we did not pay any finder’s fees or Placement Agent commissions.

The Reverse Merger

Subsequent to the fiscal year ended March 31, 2015, on April 17, 2015 the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), which closed on the same date. The parties to the transaction were the Company (“CCI” or the “Company”), a subsidiary of CNCK (as defined herein) created for the purpose of the merger transaction (“Acquisition Sub”), and Content Checked Holdings, Inc., a publicly traded company (“CNCK”). Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into CCI, resulting in CCI being the surviving corporation and becoming a wholly-owned subsidiary of CNCK.

At the closing of the Merger, each of the 1,000,000 shares of CCI’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into 24 shares of CNCK’s common stock. As a result, an aggregate of 24,000,000 shares of CNCK’s common stock were issued to the holders of CCI’s stock.

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The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to certain indemnification provisions. Kris Finstad, our CEO and Chairman of the Board, will initially receive in the Merger all of the shares to which he is entitled, except for 500,000 shares of CNCK’s common stock which will be held in escrow for one year to satisfy post-closing claims for indemnification by CNCK (“Indemnity Shares”). Any of the Indemnity Shares remaining in escrow at the end of such one-year period shall be distributed to Mr. Finstad. The Merger Agreement also contains a provision providing that a certain pre-Merger stockholder of CNCK will deposit 500,000 shares of CNCK’s common stock in escrow for one year to satisfy post-closing claims for indemnification by Content Checked and its pre-Merger shareholders (“CNCK Indemnity Shares”). Any of the CNCK Indemnity Shares remaining in escrow at the end of such one-year period shall be distributed to such stockholder. The value of the Indemnity Shares and the CNCK Indemnity Shares issued pursuant to the foregoing adjustment mechanisms was fixed at $0.50 per share.

The issuance of shares of CNCK’s common stock to holders of CCI’s common stock in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts transactions by an issuer not involving any public offering, and/or Regulation D and Regulation S promulgated by the SEC under the Securities Act. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement, and some of these securities are subject to further contractual restrictions on transfer as agreed to by the parties to the Merger.

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